UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 28, 2016

OWC PHARMACEUTICAL RESEARCH CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

22 Shacham Street. P.O.B. 8324, Petach Tikva, Israel	4918103
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: 972 (0) 3-758-2657

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 28, 2016, OWC Pharmaceutical Research Corp., a Delaware corporation (the “Registrant” or “OWCP”) served a demand letter (the “Demand Letter”) on Marc J. Ross, Esq. and his law firm, Sichenzia Ross Friedman Ference Kesner LLP, with offices located at 61 Broadway, 32ndFloor, New York, NY 10006 (collectively, “Sichenzia Ross”), with regard to the material breach of fiduciary duties and materially deficient legal services provided by Sichenzia Ross in connection with its representation of OWCP’s interests regarding a: (i) $750,000 equity purchase agreement (“EPA”) with Kodiak Capital Group LLC (“Kodiak”); (ii) $37,500 convertible note (“Note”) payable to Kodiak, which represented a commitment fee for the $750,000 EPA; and (iii) a registration statement on Form S-1 for the purpose of registering the OWCP shares underlying the exercise of the EPA and conversion of the Note.

In the Demand Letter, a copy of which is attached hereto as Exhibit 99.1, the Registrant, by its counsel, sets forth facts evidencing Sichenzia Ross’ violation of their duties to properly and completely advise OWCP in connection with the EPA, the Note and the Form S-1, which violation of duties resulted in damages incurred by the Registrant in excess of $2,000,000.

Reference is made to the full text of the Demand Letter, a copy of which is attached hereto and which is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
99.1	Demand Letter to Marc J. Ross, Esq. and Sichenzia Ross dated November 28, 2016, filed herewith.

OWC Pharmaceutical Research Corp.

By:	/s/ Mordechai Bignitz
Name:	Mordechai Bignitz
Title:	Chief Executive Officer

Date: November 29, 2016

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